EXHIBIT 10.9

SECOND AMENDMENT TO THE
BENEFIT RESTORATION PLAN OF AVON PRODUCTS, INC.

     THIS SECOND AMENDMENT is made on this 5th day of December 2000, by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter referred to as the “Primary Sponsor”).

W I T N E S S E T H:

     WHEREAS, the Primary Sponsor maintains the Benefit Restoration Plan of Avon Products, Inc. (the “Plan”), which was adopted by an indenture dated July 1, 1998; and

     WHEREAS, the Primary Sponsor now desires to amend the Plan to provide optional forms of distribution.

     NOW, THEREFORE, the Primary Sponsor hereby amends the Plan as follows:

1. Effective July 1, 1998, by deleting Sections 3.2(a)(2) and 3.2(a)(3) in their entirety and by substituting therefore the following:

     “(2) the Member’s Supplemental Benefit be payable as a single life annuity payable during the lifetime of the Member with or without a five or ten years certain; or

     (3) the Member’s Supplemental Benefit be a joint and 50% survivor benefit with or without five or ten years certain. Such benefit shall be of Equivalent Actuarial Value of a single life annuity payable for the life of the Member and with the provision that after the Member’s death an annual Supplemental Benefit shall be paid to the Beneficiary of the Member, equal to one-half of the annual Supplemental Benefit payable during the Member’s life.”

2. Effective July 1, 1998, by adding the following new Section 3.5 to the Plan as follows:

     “3.5 Elective Transfer to Deferred Compensation Plan.

     A Member may elect by written notice delivered to the Company at least six months prior to the date on which the Supplemental Benefit would otherwise have been paid or commenced, or such other date as the Company may establish, to have the lump sum Equivalent Actuarial Value of his or her Supplemental Benefit credited to the Member’s account under the Avon Products, Inc. Deferred Compensation Plan. If such election is made, the crediting of the Member’s account in the Avon Products, Inc. Deferred Compensation Plan of the amount required under this Section 3.5 shall be in complete discharge and satisfaction of the Company’s obligation to pay the Member a Supplemental Benefit pursuant to the Plan.”

     Except as specifically amended herein, the Plan shall remain in full force and effect as it was prior to this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on the date and year first above written.

AVON PRODUCTS, INC.

By:	/s/ Avon Products, Inc.

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